UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
March 13, 2007
(Date of Earliest Event Reported)
Knova Software, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-30277	25-1647861
(Commission File Number)	(I.R.S. Employer Identification No.)
10201 Torre Avenue, Suite 350, Cupertino, CA, 95014
(Address of principal executive offices)
Registrant’s telephone number, including area code: (408) 863-5800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
Section 1 Registrant’s Business and Operations
Item 1.02. Termination of a Material Definitive Agreement.
Section 2 Financial Information
Item 2.01. Completion of Acquisition or Disposition of Assets.
Section 3 Securities and Trading Markets
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.
Item 3.03. Material Modification to Rights of Security Holders.
Section 5 Corporate Governance and Management
Item 5.01. Changes in Control of Registrant.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Section 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Section 8 Other Events
Item 8.01. Other Events.
Section 9 Financial Statements and Exhibits.
Section 9.01 Financial Statements and Exhibits.
Exhibit Index
EXHIBIT 99.1

Introductory Note
On December 15, 2005, Knova Software, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Consona Corporation (formerly M2M Holdings, Inc., “Consona”), a Delaware corporation, and Magic Software Acquisition Corp. (“M2M MergerCo”), a Delaware corporation and wholly owned subsidiary of Consona. Pursuant to the Merger Agreement and following the receipt of Company stockholder approval, on March 13, 2007, M2M MergerCo merged with and into the Company, with the Company surviving the merger and becoming a wholly owned subsidiary of Consona (the “Merger”). In connection with the consummation of the Merger, the Company took certain below described actions which resulted in the shares of common stock of the Company no longer being publicly traded.
Section 1 Registrant’s Business and Operations
Item 1.02. Termination of a Material Definitive Agreement.
1. Amended and Restated 2000 Stock Incentive Plan
Effective March 13, 2007, pursuant to and in accordance with the terms of the Merger Agreement, the Company terminated its Amended and Restated 2000 Stock Incentive Plan. The Amended and Restated 2000 Stock Incentive Plan was administered by the Board of Directors and provided for awards of incentive stock options, nonqualified stock options or restricted stock to employees, officers, directors, consultants and advisors. Options granted under the Amended and Restated 2000 Stock Incentive Plan generally vested over a four-year period, or over such other period as the Board of Directors determined, and typically expired within ten years after the date of grant. The exercise price per share for each stock option, the case of an incentive stock option, was at least equal to the fair market value of a share of common stock on the date of grant, or 110% of the fair market value in the case of a stockholder deemed to be a 10% stockholder of the Company under Section 422 of the Internal Revenue Code of 1986, as amended.
2. Employee Stock Purchase Plan
Effective March 13, 2007, pursuant to and in accordance with the terms of the Merger Agreement, the Company terminated its Employee Stock Purchase Plan. The Employee Stock Purchase Plan provided certain employees of the Company the right to purchase Shares at a discounted price through after-tax payroll deductions for a given six-month offering period. At the end of each period, an employee’s contributions were used to purchase Shares of the Company at a price equal to 85% of the fair market value of a Share on the first business day of each offering period, or on the last business day of each offering period, whichever is lower, subject to certain additional conditions. As of December 31, 2005, the Company had discontinued the plan.
3. Registration Rights Agreements
Pursuant to and in accordance with the terms of the Merger Agreement, in connection with and effective upon the consummation of the Merger on March 13, 2007, the following agreements providing for registration rights for securities were terminated by their terms:
•	Amended and Restated Registration Rights Agreement, dated as of June 2, 2000, by and among ServiceWare Technologies, Inc. and certain parties signatories thereto;

•	Registration Rights Agreement, dated as if May 6, 2002, by and among ServiceWare Technologies, Inc. and certain parties signatories thereto;

•	Securities Purchase Agreement, dated as of January 30, 2004, by and among ServiceWare Technologies, Inc. and certain parties signatories thereto; and

•	Registration Rights Agreement, dated as of February 8, 2005, by and among ServiceWare Technologies, Inc. and certain Kanisa, Inc. stockholders signatories thereto.

Section 2 Financial Information
Item 2.01. Completion of Acquisition or Disposition of Assets.
The information set forth in Item 5.01 is incorporated by reference into this Item 2.01.
Section 3 Securities and Trading Markets
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.
In connection with the closing of the Merger, the Company notified the OTC Bulletin Board on March 13, 2007 that the Merger was consummated, pursuant to which each issued and outstanding share of common stock of the Company, par value $0.01 per share (other than any shares cancelled pursuant to the Merger Agreement and any shares owned by any stockholders who were entitled to and who properly exercised appraisal rights under the Delaware General Corporation Law), was cancelled and converted into the right to receive $5.00 in cash, without interest. The Company requested that the shares cease to be quoted on the OTC Bulletin Board, effective at the closing of the market on March 13, 2007.
Item 3.03. Material Modification to Rights of Security Holders.
On March 13, 2007, pursuant to and in accordance with the terms of the Merger Agreement, each issued and outstanding share of common stock of the Company, par value $0.01 per share (other than any shares cancelled pursuant to the Merger Agreement and any shares owned by any stockholders who were entitled to and who properly exercised appraisal rights under the Delaware General Corporation Law), was cancelled and converted into the right to receive $5.00 in cash, without interest. In addition, each then-outstanding option and warrant to purchase shares of the Company, whether vested or unvested, was accelerated and cancelled. In the case of an option or warrant having a per share exercise price less than $5.00, such option or warrant was accelerated, cancelled and converted into the right to receive an amount (such options subject to any applicable withholding tax) in cash equal to the product of (i) the number of shares subject to such option or warrant immediately prior to the effective time of the Merger and (ii) the excess of $5.00 over the per share exercise price for such option or warrant.
Section 5 Corporate Governance and Management
Item 5.01. Changes in Control of Registrant.
On March 13, 2007, pursuant to and in accordance with the terms of the Merger Agreement, Consona consummated the acquisition of the Company through the Merger of M2M MergerCo with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Consona. Each issued and outstanding share of common stock of the Company, par value $0.01 per share (other than any shares cancelled pursuant to the Merger Agreement and any shares owned by any stockholders who were entitled to and who properly exercised appraisal rights under the Delaware General Corporation Law), was cancelled and converted into the right to receive $5.00 in cash, without interest. In addition, each then-outstanding option and warrant to purchase shares of the Company, whether vested or unvested, was accelerated and cancelled. In the case of an option or warrant having a per share exercise price less than $5.00, such option or warrant was accelerated, cancelled and converted into the right to receive an amount (such options subject to any applicable withholding tax) in cash equal to the product of (i) the number of shares subject to such option or warrant immediately prior to the effective time of the Merger and (ii) the excess of $5.00 over the per share exercise price for such option or warrant.
The aggregate Merger consideration was approximately $48.2 million, including the payment of fees and expenses related to the Merger. The aggregate Merger consideration was funded by Consona through equity and debt from several sources, including affiliates of Thoma Cressey Bravo, Battery Ventures, Bank of Montreal and Harris N.A.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the Merger Agreement, at the effective time of the Merger, the directors and officers of M2M MergerCo became the directors and officers of the Company, the surviving corporation in the Merger. Accordingly, upon the consummation of the Merger on March 13, 2007 and in accordance with each director’s letter of resignation as of the same date, the following individuals ceased to be members of the board of directors of the Company: Bruce Armstrong, Ram Gupta, Kent Heyman, Thomas Shanahan, Thomas Unterberg and Timothy Wallace.
In addition, upon the consummation of the Merger on March 13, 2007 and in accordance with each officer’s letter of resignation as of the same date, the following individuals ceased to be executive officers of the Company: Mark Angel, Bruce Armstrong, Sham Chotai, Andrew Feit, Thomas Muise and Richard Nieset.
Section 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Pursuant to and in accordance with the terms of the Merger Agreement, after the effective time of the Merger, the certificate of incorporation of M2M MergerCo, as in effect immediately prior to the effective time of the Merger, became the certificate of incorporation of the Company, as the surviving corporation in the Merger, until thereafter amended, except that the certificate of incorporation of the Company, as the surviving corporation in the Merger, was amended at the effective time of the Merger to change the name of the surviving corporation to “Knova Software, Inc.”
Further, pursuant to and in accordance with the terms of the Merger Agreement, after the effective time of the Merger, the bylaws of M2M MergerCo, as in effect immediately prior to the effective time of the Merger, became the bylaws of the Company, as the surviving corporation of the Merger, following the Merger until changed or amended.
Section 8 Other Events
Item 8.01. Other Events.
On March 14, 2007, the Company issued a press release announcing the consummation of the Merger, which press release is filed as an exhibit hereto.
Section 9 Financial Statements and Exhibits.
Section 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description of Document

99.1	Press Release, dated as of March 14, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOVA SOFTWARE, INC.
Dated: March 14, 2007	By:	/s/ Katherine Kinder
Katherine Kinder
Principal Financial Officer

Exhibit Index

Exhibit No.	Description of Document

99.1	Press Release, dated as of March 14, 2007.